Exhibit 5.1

SUTHERLAND ASBILL & BRENNAN LLP 700 Sixth Street, NW, Suite 700 Washington, DC 20001-3980 202.383.0100 Fax 202.637.3593 www.sutherland.com

June 19, 2013

Hercules Technology Growth Capital, Inc.

400 Hamilton Avenue, Suite 310

Palo Alto, CA 94301

Re:	Hercules Technology Growth Capital, Inc. 2004 Equity Incentive Plan (2011 Amendment and Restatement) – Registration on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Hercules Technology Growth Capital, Inc., a Maryland corporation (the “Company”), in connection with the Company’s registration statement on Form S-8 (the “Registration Statement”) filed with the Securities and Exchange Commission by the Company under the Securities Act of 1933, as amended (the “Act”). The Registration Statement covers the offering of 8,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Shares”), pursuant to the Company’s 2004 Equity Incentive Plan (2011 Amendment and Restatement).

As counsel to the Company, we have participated in the preparation of the Registration Statement and have examined originals or copies, certified or otherwise identified to our satisfaction by public officials or officers of the Company as authentic copies of originals, of (i) the Company’s articles of incorporation, as amended and restated (the “Charter”), and the Company’s bylaws, as amended and restated (the “Bylaws”), (ii) resolutions of the board of directors of the Company (the “Board”) relating to the authorization of the preparation and filing of the Registration Statement and approving the offer and issuance of the Shares, and (iii) such other documents as in our judgment were necessary to enable us to render the opinions expressed below.

With respect to such examination and our opinion expressed herein, we have assumed, without any independent investigation or verification, (i) the legal capacity of all natural persons, (ii) the genuineness of all signatures (other than those of the Company), (iii) the authenticity of all documents and records submitted to us as originals, (iv) the conformity to originals of all documents and records submitted to us as copies and the authenticity of the originals of such copied documents, and (v) that all certificates issued by public officials have been properly issued. We have assumed without verification the accuracy and completeness of all corporate records made available to us by the Company.

We have relied with your approval upon certificates of appropriate state officials, upon certificates and/or representations of current executive officers and responsible employees of the Company, upon such other certificates as we deemed appropriate, upon the representations, warranties and covenants of the Company, and upon such other data as we have deemed to be appropriate under the circumstances. We have undertaken no independent investigation or verification of factual matters.

This opinion is limited to the laws of the State of Maryland, as in effect as of the date hereof, and we express no opinion with respect to the laws of any other jurisdiction.

Based upon and subject to the foregoing and our investigation of such matters of law as we have considered advisable, we are of the opinion that the shares of Common Stock issuable pursuant to the 2004 Equity Incentive Plan (2011 Amendment and Restatement) and the terms of any other agreements relating to such issuance will be, when issued and paid for in accordance with the Plan, validly issued, fully paid and nonassessable.

The opinions expressed in this letter are only as of the date of this letter, and we are under no obligation, and do not undertake, to advise you or to supplement this letter if any applicable law changes after the date hereof or if we have become aware of any fact that might change an opinion expressed herein after the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We do not admit by giving this consent that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Sutherland Asbill & Brennan LLP
Sutherland Asbill & Brennan LLP